As filed with the Securities and Exchange Commission on November 21, 2012

333-52823

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CORTLAND BANCORP

(Exact name of registrant as specified in its charter)

Ohio	6022	34-1451118
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

194 West Main Street

Cortland, OH 44410

(330) 637-8040

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

With a copy to:

Deborah L. Eazor	Cynthia A. Shafer
Cortland Bancorp	Vorys, Sater, Seymour and Pease LLP
194 West Main Street	301 East Fourth Street
Cortland, OH 44410	Suite 3500, Great American Tower
(330) 637-8040	Cincinnati, OH 45202
(513) 723-4009

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those securities that remain unsold hereunder as of the effective date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

In accordance with the undertaking of Cortland Bancorp set forth in its Registration Statement on Form S-3 (Reg. No. 333-52823) filed on May 15, 1998, and as amended by a post-effective amendment filed on October 10, 2000 (the “Registration Statement”), Cortland Bancorp is filing this Post-Effective Amendment No. 2 to the Registration Statement to deregister all unsold common shares, without par value, previously registered under the Securities Act of 1933 pursuant to the Registration Statement. The Registration Statement registered common shares of Cortland Bancorp for purchase by participants in the Cortland Bancorp Dividend Reinvestment Plan (the “Plan”), either from authorized but unissued common shares of Cortland Bancorp or from shares purchased by an agent of Cortland Bancorp on the open market. After adjustment for stock dividends in the nature of stock splits, 1,000,000 shares were registered. Of those registered shares, 969,829 shares (as adjusted for stock dividends in the nature of stock splits) were purchased by participants in the Plan. Cortland Bancorp hereby deregisters the remaining shares registered but not yet sold pursuant to the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cortland, State of Ohio, on November 20, 2012.

CORTLAND BANCORP

By:	/s/ James M. Gasior
James M. Gasior
President, Chief Executive Officer, Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy K. Woofter Timothy K. Woofter	Director, Chairman of the Board	November 20, 2012

/s/ James M. Gasior James M. Gasior	President, Chief Executive Officer (Principal Executive Officer), and Director	November 20, 2012

/s/ Jerry A. Carleton Jerry A. Carleton	Director	November 20, 2012

/s/ Timothy Carney Timothy Carney	Director	November 20, 2012

/s/ David C. Cole David C. Cole	Director	November 20, 2012

/s/ George E. Gessner George E. Gessner	Director	November 20, 2012

/s/ James E. Hoffman, III James E. Hoffman, III	Director	November 20, 2012

/s/ Neil J Kaback Neil J. Kaback	Director	November 20, 2012

/s/ Joseph E. Koch Joseph E. Koch	Director	November 20, 2012

/s/ Richard B. Thompson Richard B. Thompson	Director	November 20, 2012

/s/ David J. Lucido David J. Lucido	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 20, 2012

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